Exhibit 99.1

Press Release

OSS Reports Record Q3 2018 Results, Revenue up 45%

Escondido, Calif. – November 8, 2018 – OSS (NASDAQ: OSS), a leader in high-performance computing, reports results for the quarter ended September 30, 2018, provides guidance for Q4 of 2018 and full year 2019.

Q3 Financial & Operational Summary

•	Third quarter record revenue of $9.6 million, up 45% from the year-ago quarter.

•	Revenue increase due to increased sales of military flash arrays, video display servers, new OEM design-ins and revenue contribution from recently acquired CDI inflight entertainment company.

•	Outlook for revenue growth of 84% to 113% in the fourth quarter of 2018 vs. year-ago quarter. Growth drivers include:

•	Customized server shipments increase: OEM media and entertainment customer has increased backlog for Q4 shipments to record levels.

•	Military flash-array program ramp-up: scheduled backlog of $2 million in Q4 for military flash arrays.

•

Recent design wins: Won four significant OEM design-ins. Applications included new customized video display server, security video analysis server, medical panel PC, and compute accelerator for satellite communications.

•	New CDI and Bressner acquisitions: strong existing backlog and new design-ins.

Bressner Technology Acquisition

OSS GmbH acquired Bressner Technology on October 31, 2018.

Strategic benefits:

•	Expands European presence.

•	Significant OEM design-ins and new opportunities.

Financial elements:

•	Consideration: €4.725 million in cash (USD $5.4 million) and 106,463 in shares of restricted OSS common stock.

•	Annual revenue of approximately €14 million (USD $16 million).

•	Profitable with positive cash flow.

Infrastructure Improvement Projects Underway

•	Additional facility space at Escondido headquarters. Tenant improvements expected to be complete in Q1 2019.

•	New Infor ERP system expected to be operational in Q2 2019.

Q3 2018 Financial Results

Revenue in the third quarter of 2018 was a record $9.6 million, up 45% compared to the year-ago quarter of $6.7 million. The improvement was primarily due to increased sales of military flash arrays, video display servers and new OEM design-ins. Revenue included one month of revenue from CDI, which was acquired on August 31, 2018.

Gross margin increased to 32.9% of revenue, as compared to 29.9% in the year-ago quarter. The increase in gross margin was due to a favorable shift to higher margin sales of flash array systems.

Operating expenses increased to $3.5 million or 36% of revenue as compared to $2.1 million or 32% of revenue in third quarter of 2017. The increase was primarily due to increased costs associated with increased R&D expenses for software development, increased sales commissions, acquisition expenses and costs associated with being a public company.

Net income attributable to common stockholders on a GAAP basis was $1.3 million or $0.09 per diluted share, as compared to net loss attributable to common stockholders on a GAAP basis of $119,000 or $(0.02) per diluted share in the third quarter of 2017.

On a non-GAAP basis, net income attributable to common stockholders was $1.2 million or $0.08 per diluted share, as compared to net income attributable to common stockholders of $23,000 or $0.00 per diluted share in the third quarter of 2017 (see definition of non-GAAP EPS and reconciliation to GAAP below).

Adjusted EBITDA was $674,000, as compared to $196,000 in the same year-ago quarter (see definition of adjusted EBITDA, a non-GAAP term, and reconciliation to GAAP below).

Cash and cash equivalents totaled $7.1 million at September 30, 2018 as compared to $186,000 at December 31, 2017. The increase is due to the proceeds from the company’s IPO on February 1, 2018.

After the closing of the Bressner acquisition (October 31), the company had cash and cash equivalents of $2.8 million.

The company is in the process of finalizing a new line of credit of approximately $2 million. Management believes the existing cash on hand plus the line of credit will provide adequate funding for the foreseeable future.

Management Commentary

“We are pleased to announce such high-growth results,” said Steve Cooper, OSS president and CEO. “Our results validate our vision and growth strategies and reflect our team’s strong execution. We are even more encouraged by the continuing market acceptance of our products and increasing growth outlook.”

Guidance Update

Inclusive of Bressner, revenue outlook is $13 million to $15 million in the fourth quarter. This represents revenue growth of 84% to 113% in the fourth quarter of 2018 versus the fourth quarter of 2017. For the full year of 2018, revenue is anticipated to be between $35.6 million and $37.6 million, representing growth of 29% to 37%.

For 2019, revenue is anticipated to be between $54 million to $58 million, representing revenue growth of 51% to 54% in 2019.

Quarterly revenue may fluctuate plus or minus 15% from the company’s plan in any given quarter due to variations in delivery and/or seasonal fluctuations.

Upcoming Investor Conference Schedule

Senior company management is scheduled to participate in four investor conferences in the fourth quarter:

•	4th Annual ROTH Technology Corporate Access Day: November 14, 2018, Empire Steak House in New York City.

•	Benchmark’s Discovery One-on-One Conference: November 29, 2018, Palmer House Hilton, Chicago, Illinois.

•	11th Annual LD Micro Main Event: December 4-6, 2018, Luxe Hotel in Bel-Air, California.

•	7th Annual ROTH Deer Valley Corporate Access Event: December 5-9, 2018, Montage Deer Valley Resort, Park City, Utah.

The company also plans to meet separately with institutional investors around these events.

Conference Call

OSS management will hold a conference call to discuss these results later today, followed by a question and answer period.

Date: Thursday, November 8, 2018

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-888-220-8451

International dial-in number: 1-323-794-2591

Conference ID: 9763704

The conference call will be webcast live and available for replay here as well as via a link in the Investors section of the company’s website at ir.onestopsystems.com. OSS regularly uses its website to disclose material and non-material information to investors, customers, employees and others interested in the company.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 8:00 p.m. Eastern Time on the same day through November 22, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 9763704

About One Stop Systems

One Stop Systems, Inc. (OSS) designs and manufactures specialized high-performance computers including customized servers, compute accelerators, flash storage arrays, expansion systems and other specialized system elements. These products are used for deep learning, AI, defense, medical, finance and entertainment applications. OSS utilizes the power of PCI Express, latest GPU accelerators and NVMe flash cards to build award-winning systems, including many industry firsts, for OEMs and government customers. The company’s innovative hardware and Ion Accelerator software offers exceptional performance and unparalleled scalability. OSS products are available directly, through global distributors, or via its SkyScale cloud services. For more information, go to www.onestopsystems.com.

About the Use of Non-GAAP Financial Measures

OSS management believes that the use of non-GAAP earnings per share (“non-GAAP EPS”) is helpful to assess the company’s financial performance. Non-GAAP EPS is defined as net income (loss) attributable to common stockholders with an adjustment for amortization of intangibles, stock-based compensation expense, tax adjustment attributable to a change from projected annual income to a projected annual loss, and acquisition expenses divided by the number of weighted average shares outstanding on a basic and diluted basis.

For this quarter and going forward, the company’s definition of non-GAAP EPS was changed to refer to “non-cash tax provision” as “tax adjustment attributable to a change from projected annual income to a projected annual loss.”

OSS management believes the use of adjusted EBITDA is also helpful to assessing the company’s financial performance. The company defines adjusted EBITDA as income before depreciation and amortization, amortization of debt discount and deferred gain, loss on disposal of property and equipment, stock-based compensation expense, interest expense, provision for income taxes, and acquisition expenses.

For this quarter and going forward, the company’s definition of adjusted EBITDA was changed to include “loss on disposal of property” and “equipment and acquisition expenses.”

Non-GAAP EPS and adjusted EBITDA are not measurements of financial performance under generally accepted accounting principles in the United States or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, management believes that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between the company’s core business operating results and those of other companies, as well as providing an important tool for financial and operational decision making and for evaluating the company’s own core business operating results over different periods of time.

The company’s non-GAAP EPS and adjusted EBITDA measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, or unusual items. The company’s non-GAAP EPS and adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The company does not consider non-GAAP EPS or adjusted EBITDA to be substitutes for, or superior to, the information provided by GAAP financial results.

The table below provides a reconciliation of net (loss) income attributable to common shareholders to non-GAAP EPS for the three and nine month periods ended September 30, 2018 and 2017:

	For The Three Month Periods ended September 30,		For The Nine Month Periods ended September 30,
	2018	2017	2018	2017
Net (loss) income attributable to common stockholders	$1,281,290	$(119,160)	$(1,015,950)	$217,296
Amortization of intangibles	132,882	98,661	330,203	295,981
Stock-based compensation expense	214,846	43,620	374,979	104,250
Tax adjustment attributable to a change from projected annual income to a projected annual loss	(772,752)	—	—	—
Acquisition expenses	305,574	—	306,741	—

Non GAAP (loss) income attributable to common stockholders	$1,161,840	$23,121	$(4,027)	$617,527

Non-GAAP (loss) income attributable to common stockholders:

Basic	$0.09	$0.00	$(0.00)	$0.11

Diluted	$0.08	$0.00	$(0.00)	$0.06

Weighted average common shares outstanding:

Basic	13,208,864	5,414,637	12,052,175	5,429,997

Diluted	14,549,354	5,414,637	12,052,175	9,540,490

The company is projecting a tax benefit for the year and therefore is adding back the non-cash tax provision that had been accumulated in Q1 and Q2 as calculated under GAAP accounting.

The table below provides a reconciliation of net income (loss) attributable to common shareholders to adjusted EBITDA for the three and nine months periods ended September 30, 2018 and 2017:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss) attributable to common stockholders	$1,281,290	$(119,160)	$(1,015,950)	$217,296
Depreciation and amortization	313,541	219,231	842,034	600,844
Amortization of debt discount	—	5,960	24,830	17,878
Amortization of deferred gain	(54,184)	(28,838)	(111,859)	(28,838)
Loss on disposal of property and equipment	60,642	—	60,642	—
Stock-based compensation expense	214,846	43,620	374,979	104,250
Interest expense	160	51,645	55,821	144,157
Provision for income taxes	(1,447,561)	23,869	(674,809)	133,468
Acquisition expenses	305,574	—	306,741	—

Adjusted EBITDA	$674,308	$196,327	$(137,571)	$1,189,055

Cautionary Note Regarding Forward-Looking Statements

One Stop Systems cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. Such forward-looking statements include those regarding the company’s 2018 financial outlook and expectations for 2019 revenue growth generated by new products, design wins or M&A activity. The inclusion of such forward-looking statements and others should not be regarded as a representation by OSS that any of its plans will be achieved.

Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation, that the market for our products is developing and may not develop as we expect; our operating results may fluctuate significantly, which would make our future operating results difficult to predict and could cause our operating results to fall below expectations or our guidance; our ability to successfully integrate the operations, systems, technologies, products, offerings and personnel of acquired companies may prove difficult and adversely affect our financial results; our products are subject to competition, including competition from the customers to whom we sell, and competitive pressures from new and existing companies may harm our business, sales, growth rates, and market share; our future success depends on our ability to develop and successfully introduce new and enhanced products that meet the needs of our customers; the likelihood of design proposals becoming design wins is uncertain and revenue may never be realized; our products fulfill specialized needs and functions within the technology industry and such needs or functions may become unnecessary or the characteristics of such needs and functions may shift in such a way as to cause our products to no longer fulfill such needs or functions; new entrants into the our market may harm our competitive position; we rely on a limited number of suppliers to support our manufacturing and design process; if we cannot protect our proprietary design rights and intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; our international sales and operations subject us to additional risks that can adversely affect our operating results and financial condition; if we fail to remedy material weaknesses in our internal controls over financial reporting, we may not be able to accurately report our financial results; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our Annual Report on Form 10-K and any subsequent filings with the SEC.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release, and we undertake no obligation to revise or update this information to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

ONE STOP SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	Unaudited
	September 30, 2018	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$7,057,228	$185,717
Accounts receivable, net	8,078,307	5,192,730
Inventories, net	3,408,911	3,696,330
Prepaid expenses and other current assets	426,286	978,428

Total current assets	18,970,732	10,053,205
Property and equipment, net	1,556,941	1,581,814
Deposits and other	49,966	31,215
Deferred tax assets, net	1,672,670	1,318,447
Goodwill	6,461,253	3,324,128
Intangible assets, net	2,048,202	608,405

	$30,759,764	$16,917,214

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,462,080	$3,904,613
Accrued expenses and other liabilities	1,967,304	1,933,977
Borrowings on bank line of credit	—	3,334,508
Current portion of related-party notes payable, net of debt discount of $0 and $13,905, respectively	—	136,303
Current portion of note payable, net of debt discount of $0 and $9,932, respectively	—	640,079

Total current liabilities	4,429,384	9,949,480
Related-party notes payable, net of current portion and debt discount of $0 and $579, respectively	—	12,696
Note payable, net of current portion and debt discount of $0 and $414, respectively	—	335,267

Total liabilities	4,429,384	10,297,443

Commitments and contingencies (Note 9)
Stockholders’ equity
Series C preferred stock, no par value, convertible; 2,000,000 shares authorized; 0 and 1,087,006 issued and outstanding respectively; liquidation preference of $1,630,508 in 2017	—	1,604,101
Series B preferred stock, no par value, convertible; 1,500,000 shares authorized; 0 and 1,450,000 issued and outstanding respectively; liquidation preference of $725,000 in 2017	—	697,996
Series A preferred stock, no par value, convertible; 500,000 shares authorized; 0 and 500,000 issued and outstanding respectively; liquidation preference of $125,000 in 2017	—	114,430
Common stock, $0.0001 par value; 50,000,000 shares authorized; 14,073,234 and 5,514,917 shares, issued and outstanding, respectively	1,406	551
Additional paid-in capital	26,995,705	3,484,428
Noncontrolling interest	67,796	436,842
Retained (deficit) earnings	(734,527)	281,423

Total stockholders’ equity	26,330,380	6,619,771

	30,759,764	$16,917,214

ONE STOP SYSTEMS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net revenue	$9,633,338	$6,660,614	$22,645,715	$20,485,376
Cost of revenue	6,463,227	4,669,947	15,622,557	13,770,177

Gross margin	3,170,111	1,990,667	7,023,158	6,715,199

Operating expenses:
General and administrative	1,558,930	893,554	3,729,530	2,549,084
Marketing and selling	996,495	682,042	2,567,984	2,140,858
Research and development	894,744	551,070	2,826,149	1,744,053

Total operating expenses	3,450,169	2,126,666	9,123,663	6,433,995

(Loss) income from operations	(280,058)	(135,999)	(2,100,505)	281,204

Other income (expense):
Interest expense	(160)	(51,645)	(55,821)	(144,157)
Other, net	(25,519)	9,771	96,520	8,609

Total other income (expense), net	(25,679)	(41,874)	40,699	(135,548)

(Loss) income before provision for income taxes	(305,737)	(177,873)	(2,059,806)	145,656
Provision for income taxes (benefit) expense	(1,447,561)	23,869	(674,809)	133,468

Net (loss) income	$1,141,824	$(201,742)	$(1,384,997)	$12,188

Net loss attributable to noncontrolling interest	$(139,466)	$(82,582)	$(369,047)	$(205,108)

Net (loss) income attributable to common stockholders	$1,281,290	$(119,160)	$(1,015,950)	$217,296

Net (loss) income per share attributable to common stockholders:
Basic	$0.10	$(0.02)	$(0.08)	$0.04

Diluted	$0.09	$(0.01)	$(0.08)	$0.02

Weighted average common shares outstanding:
Basic	13,208,864	5,414,637	12,052,175	5,429,997

Diluted	14,549,354	9,662,511	12,052,175	9,540,490

Media Contact:

Katie Rivera

One Stop Systems, Inc.

Tel (760) 745-9883

Email contact

Investor Relations:

Ronald Both or Grant Stude

CMA Investor Relations

Tel (949) 432-7566

Email contact